UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

December 18, 2013
(December 17, 2013)
Date of Report
(Date of earliest event reported)

AutoZone, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-10714	62-1482048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 South Front Street, Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 495-6500
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Executive Deferred Compensation Plan. On December 17, 2013, the Compensation Committee of the Board of Directors (the "Compensation Committee") of AutoZone, Inc. (the "Company" or "AutoZone") approved the Amended and Restated AutoZone, Inc. Executive Deferred Compensation Plan ("Plan"), to (a) consolidate the existing Plan and amendments into one document, (b) make several clarifying amendments which do not change Plan benefits or operations, and (c) add a provision to the Plan requiring the Company to indemnify the members of the Plan's administrative committee (which is the Compensation Committee) against liability for their action or failure to act, except when the same is judicially determined to be attributable to their gross negligence or willful misconduct.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) AutoZone's Annual Meeting of Stockholders was held on December 18, 2013.

(b) The stockholders took the following actions at the annual meeting:

Proposal 1: The stockholders elected eleven directors, each of whom will hold office until the Annual Meeting of Stockholders to be held in 2014 and until his or her successor is duly elected and qualified. Each director received more votes cast "for" than votes cast "against" his or her election. The tabulation of votes with respect to each nominee for director was as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Douglas H. Brooks	28,217,375	12,102	30,925	1,125,428
Linda A. Goodspeed	28,182,028	48,108	30,266	1,125,428
Sue E. Gove	28,025,754	205,567	29,081	1,125,428
Earl G. Graves, Jr.	27,786,138	444,608	29,656	1,125,428
Enderson Guimaraes	28,177,228	52,102	31,072	1,125,428
J. R. Hyde, III	28,124,512	106,514	29,376	1,125,428
D. Bryan Jordan	28,218,159	10,162	32,081	1,125,428
W. Andrew McKenna	27,827,369	403,493	29,540	1,125,428
George R. Mrkonic, Jr.	27,775,715	545,330	30,357	1,125,428
Luis P. Nieto	28,056,677	173,546	30,179	1,125,428
William C. Rhodes, III	27,267,208	768,537	224,657	1,125,428

Proposal 2: The Audit Committee's designation of Ernst & Young LLP as AutoZone's independent registered public accounting firm for the fiscal year ending August 30, 2014 was ratified by the stockholders. The tabulation of votes on this matter was as follows:

29,180,616 votes for

172,222 votes against

32,992 abstentions

There were no broker non-votes for this item.

Proposal 3: The compensation of AutoZone's named executive officers was approved, on an advisory basis, by stockholders. The tabulation of votes on this matter was as follows:

27,598,291 votes for

612,628 votes against

49,4835 abstentions

1,125,428 broker non-votes

Item 8.01. Other Events.

On December 18, 2013, the Company issued a press release announcing that its Board of Directors has authorized the repurchase of an additional $750 million of the Company's common stock in connection with its ongoing share repurchase program. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is furnished with this Current Report pursuant to Item 8.01:

(d)	Exhibits

99.1 Press release dated December 18, 2013

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AutoZone, Inc.
Dated: December 18, 2013	By:	/s/ HARRY L. GOLDSMITH Harry L. Goldsmith Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1 Press release dated December 18, 2013.